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                                 CALGENE, INC.
                               FIFTH AMENDMENT TO
                     SECURED REVOLVING CREDIT AGREEMENT AND
                         SECURED REVOLVING CREDIT NOTE


Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

        Reference is hereby made to that certain Secured Revolving Credit Agreement dated as of April 26, 1990, as amended (the "Credit Agreement") originally among the undersigned, CALGENE, INC., a Delaware corporation (the "Company"), Harris Trust and Savings Bank (the "Bank") and Caisse Nationale de Credit Agricole, acting through its Grand Cayman Branch ("Credit Agricole") and Harris Trust and Savings Bank as agent thereunder (the "Agent"). All defined terms used herein shall have the same meaning as in the Credit Agreement unless otherwise defined herein.

        The Bank has extended a revolving credit facility to the Company on the terms and conditions set forth in the Credit Agreement. Credit Agricole has assigned to Harris, and Harris has assumed all of Credit Agricole's rights and obligations under the Credit Agreement. The Company and Harris now wish to extend the termination date of the Credit Agreement to January 31, 1996, and amend certain terms of the Credit Agreement, all in the manner and on the terms and conditions set forth in this Amendment.

SECTION 1.  AMENDMENTS.

        Upon satisfaction of all the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended as follows:

        Section 1.1. The Termination Date of the Credit Agreement shall be extended to January 31, 1996.

        Section 1.2. Section 1.1(a) of the Credit Agreement shall be amended by replacing the date "January 31, 1995" appearing therein with the date "January 31, 1996".

        Section 1.3. Sections 1.5 and 1.6 of the Credit Agreement shall be amended to read as follows:

         "Section 1.5. Letters of Credit. Subject to all the terms and conditions hereof, satisfaction of all conditions precedent to borrowing under this Agreement and so long as no Potential Default or Event of Default is in existence, at the Company's request Harris may in its discretion issue letters of credit (an "L/C" and collectively the "L/C's") for the account of the Company and one or more Qualified Subsidiaries subject to availability under the Revolving Credit, and the Banks hereby agree to participate therein as more fully described in Section 1.8 hereof. Each L/C shall be issued pursuant to an Application for Letter of Credit (the "L/C Agreement" ) in the form of Exhibit C hereto. The L/C's shall consist of documentary


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         trade letters of credit or standby letters of credit in an aggregate face amount not to exceed $5,000,000. Each documentary trade L/C shall have an expiry date not more than 180 days from the date of issuance thereof (but in no event later than the Termination Date) and each standby letter of credit shall have an expiry date no later than the Termination Date. The amount available under each L/C issued pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit. In consideration of the issuance of L/C's the Company agrees to pay Harris a fee in the amount of 1% per annum (computed on the basis of a 360 day year and actual days elapsed) of the face amount for any documentary trade letter of credit issued hereunder, payable on the date of issuance of an L/C hereunder and on the date of each extension, if any, of the expiry date of each L/C.

         Section 1.6. Reimbursement Obligation. The Company and each Qualified Subsidiary for whose account an L/C is issued hereunder are obligated pursuant to the relevant L/C Agreement, and the Company hereby unconditionally agrees, to pay in immediately available funds to the Agent for the account of Harris the face amount of (i) each B/A created by Harris hereunder not later than 11:00 A.M. (Chicago Time) on the maturity date of such B/A, and (ii) each draft drawn and presented under an L/C issued by Harris hereunder (the obligation of the Company under this Section 1.6 with respect to any B/A or L/C is a "Reimbursement Obligation" ). If at any time the Company or a Qualified Subsidiary fails to pay any Reimbursement Obligation when due, the Company shall be deemed to have automatically requested a Domestic Rate Loan from the Banks hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which Loan shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if no Potential Default or Event of Default shall exist and upon approval by the Banks, and shall be subject to availability under the Revolving Credit. If such Loan is not made by the Banks for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to Harris upon demand and shall bear interest at the rate of interest specified in Section 1.3(c) hereof. "

Section 1.4. Section 1.8 of the Credit Agreement shall be amended to read as follows:

         "Section 1.8. Participation in B/A's and L/C's. Each of the Banks will acquire a risk participation in each B/A upon the creation thereof and in each L/C upon the issuance thereof, provided that, which respect to the Noble-Bear L/C, Credit Agricole will be deemed to have acquired a risk participation therein upon the execution and delivery hereof by the Company and the Banks. In the event any Reimbursement Obligation is not immediately paid pursuant to the relevant L/C Agreement and Section
         1.6 hereof, each Bank will pay to Harris funds in an amount equal to such Bank's ratable share of the unpaid amount of such Reimbursement Obligation (based upon its proportionate share relative to its percentage of the Revolving Credit (as set forth in Section 1.1 hereof)). At the election of the Banks, such funding by the Banks of the unpaid Reimbursement Obligations shall be treated as additional Loans to the Company hereunder


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         rather than a purchase of participations by the Banks in the related
         B/A's and L/C's held by Harris. The availability of funds to the Company under the Revolving Credit shall be reduced in an amount equal to any such B/A or L/C which shall be treated as an additional
         Domestic Rate Loan for purposes of determining the amount of credit available hereunder. The obligation of the Banks to Harris under this
         Section 1.8 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. Harris shall notify each Bank by telephone of its proportionate share relative to its percentage of the total Banks' Commitments set forth in Section 1.1 hereof (a "Commitment Percentage") of such unpaid Reimbursement Obligation. If such notice has been given to each Bank by 12:00 Noon, Chicago time, each Bank agrees to put Harris in immediately available and freely transferable funds on the same Business Day. Funds shall be so made available at the account designated by Harris in such notice to the Banks. Upon the election by the Banks to treat such funding as additional Loans hereunder and payment by each Bank, such Loans shall bear interest in accordance with Section 1.3(a) hereof. Harris shall share with each Bank on a pro rata basis relative to its Commitment Percentage a portion of any B/A commission and any L/C commission fee payable by the Company and any Qualified Subsidiary. Any such fee shall be promptly remitted to the Banks when and as received by Harris."

Section 1.5. Section 4.6(iv) of the Credit Agreement shall be amended to read as follows:

         " (iv) 60% of the value of Net Eligible Inventory of the Company and all other Qualified Subsidiaries except Calgene Fresh, Inc.;".

Section 1.6. Section 7.8 of the Credit Agreement shall be amended to read as follows:

         "Section 7.8. Net Working Capital. The Company will maintain at all times Net Working Capital in an amount not less than (a) $10,000,000 at all times during each of two periods (which may not be consecutive) of up to 60 consecutive days in each year, selected by the Company, and (b) $13,000,000 at all other times."

Section 1.7. Section 7.10 of the Credit Agreement shall be amended to read as follows:

         "Section 7.10. Current Ratio. The Company will at all times maintain the ratio of current assets of the Company and its Subsidiaries to the current liabilities of the Company and its Subsidiaries (each determined in accordance with general accepted accounting principles, consistently applied) of not less than (a) 1.3 to 1 at all times during each of two periods (which may not be consecutive) of up to 60 consecutive days in each year, selected by the Company, and (b) 1.5 to 1 at all other times.

        Section 1.8. Exhibit A to the Credit Agreement and the Revolving Note of the Company payable to the order of Harris Trust and Savings Bank (the "Note") shall each be amended by


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deleting the date "January 31, 1995" appearing twice in the first paragraph therein and inserting in lieu thereof the date "January 31, 1996".

Section 1.9. Exhibit D to the Credit Agreement shall be replaced by Exhibit D attached hereto.

Section 1.10. Harris Trust and Savings Bank shall type the following legend on its Note:

         "This Note has been amended pursuant to the terms of a Fifth Amendment to Secured Revolving Credit Agreement and Secured Revolving Credit Note
         dated  as of        , 1995, including an extension of the maturity date
         hereof, to which reference is hereby made for a statement of terms thereof."


SECTION 2.  CONDITIONS PRECEDENT.

        The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

        Section 2.1. The Company and the Bank shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

        Section 2.2. Each of the representations and warranties set forth in
Section 5 of the Credit Agreement shall be true and correct.

        Section 2.3. The Company shall be in full compliance with all of the terms and conditions of the Credit Agreement and no Event of Default or Potential Default shall have occurred and be continuing thereunder or shall result after giving effect to this Amendment.

        Section 2.4. All legal matters incident to the execution and delivery hereof and the instruments and documents contemplated hereby shall be satisfactory to the Bank.

        Section 2.5. The Bank shall have received copies (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Amendment, all other instruments and documents contemplated hereby and an opinion of Downey, Brand, Seymour & Rohwer, counsel to the Company, in the form attached hereto as Exhibit A.

SECTION 3.  REPRESENTATIONS .

        In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that as of the date hereof, each of the representations and warranties set forth in Section 5 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 5.2 shall be deemed to refer to the most recent financial statements of the Company delivered to the Bank) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing thereunder or shall result after giving effect to this Amendment.

SECTION 4.  MISCELLANEOUS.

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        Section 4.1. The Company has heretofore executed and delivered to the
Agent that certain Security Agreement Re: Inventory and Receivables and various separate Pledge and Security Agreements, each dated as of April 26, 1990 (the "Security Documents") and the Company hereby agrees that notwithstanding the execution and delivery of this Amendment, the Security Documents shall be and remain in full force and effect and that any rights and remedies of the Agent thereunder, obligations of the Company thereunder and any liens and security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Security Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

        Section 4.2. The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Bank.

        Section 4.3. Except as specifically amended herein the Credit Agreement and the Note shall continue in full force and effect in accordance with their original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Note, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Note, any reference to the Credit Agreement or Note being sufficient to refer to the Credit Agreement as amended hereby.

        Section 4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

Dated as of March 15, 1995.

                         CALGENE, INC.


                         By /c/ Mike Motroni
                            -------------------------
                         Its Vice President


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Accepted as of the date last written above.

                         HARRIS TRUST AND SAVINGS BANK


                         By /c/ Pamela M. Greanias
                            -------------------------
                         Its Vice President


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